Exhibit 10.109

Brooge Petroleum & Gas Investment Company FZE (**"BPGIC"**)
P.O. Box 50170
Fujairah Free Zone
United Arab Emirates

1ST NOVEMBER 2020

Al Brooge International Advisory LLC (**"BIA"**)
PO Box 29939
Abu Dhabi
United Arab Emirates

LETTER OF AGREEMENT

Dear Sirs,

The Parties entered into an agreement (the "**Offtake Agreement**") dated 1 August 2019, whereby BPGIC leased to BIA the entire 399,324 cubic metres of storage capacity of Phase 1 of its oil storage facility located in Fujairah on the terms set out therein.

We refer to the Deed of Agreement signed by BIA and BPGIC on 21st April 2020 (the "Deed of Agreement") pursuant to which BIA agreed to release and assign back to BPGIC the sole and exclusive right to use and lease to BPGIC's customers on any terms it shall decide in its absolute discretion the BPGIC Allocated Storage equivalent to 129,000 cubic meters of storage capacity.

On clause 4.1 of the Deed of Agreement the Parties agreed that the Deed of Agreement should commence on 28th April 2020 and terminate on 8th November 2020; provided that with the mutual written approval of the Parties, this period could be extended by a further 6 calendar months.

In light of ongoing deals, BIA and BPGIC have mutually agreed to extend the Usage Period for a further 6 months.

In witness whereof the parties have caused this letter of agreement to be executed on the date first above mentioned.

SIGNED:

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For and on behalf of **Brooge Petroleum & Gas Investment Company FZE**

SIGNED:

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For and on behalf of **Al Brooge International Advisory LLC**